Exhibit 99.1

              Monotype Imaging Reports Third Quarter 2007 Results

     WOBURN, Mass.--(BUSINESS WIRE)--Nov. 9, 2007--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today reported financial results for the quarter ended September 30, 2007.

     For the third quarter of 2007, revenue increased 15 percent to $26.2 million from $22.8 million in the third quarter of 2006. Net income for the quarter was $1.5 million compared with $0.4 million in the third quarter of 2006. Revenue for the nine months ended September 30, 2007, increased 28 percent to $77.6 million from $60.8 million for the same period in 2006. Net income for the nine months ended September 30, 2007, increased 14 percent to $5.1 million from $4.5 million for the same period in 2006.

     Following its initial public offering in July 2007, Monotype Imaging restructured its debt facilities, and fully paid its $70.0 million Second Lien Credit Facility, which resulted in the recognition of a $3.0 million debt extinguishment charge of which $1.6 million was non-cash. In addition, upon the initial public offering the company's convertible promissory notes issued in connection with its acquisition of China Type Design Ltd. in July 2006, automatically converted into shares of unvested restricted common stock, resulting in the recognition of $2.1 million of non-cash share based compensation expense in the third quarter of 2007. These additional charges were offset by increased revenue, and a $1.4 million tax benefit recognized in the third quarter of 2007. This tax benefit was the result of the change in the company's German deferred tax liabilities resulting from the enactment of German legislation reducing corporate income tax rates effective in 2008. An increase to the tax provision of $0.5 million for non-deductible share based compensation expense partially offset this tax benefit, resulting in an effective tax rate for the three and nine months ended September 30, 2007 of (52.2 percent) and
31.1 percent respectively.

     Net income in the third quarter of 2007 included $5.4 million of depreciation, amortization and share based compensation, as well as $3.4 million in interest and taxes. Excluding these items, non-GAAP Adjusted EBITDA in the third quarter of 2007 was $10.3 million. For the third quarter of 2006, net income included depreciation, amortization and share based compensation of $2.7 million and interest and taxes of $8.2 million. Excluding these items, non-GAAP Adjusted EBITDA was $11.3 million in the third quarter of 2006.

     For the nine months ended September 30, 2007, net income included depreciation, amortization and share based compensation of $11.9 million and interest and taxes totaling $16.8 million. Excluding these items, non-GAAP Adjusted EBITDA was $33.8 million for the nine months ended September 30, 2007. For the nine months ended September 30, 2006, net income included depreciation, amortization and share based compensation of $7.6 million and interest and taxes totaling $18.8 million. Excluding these items, non-GAAP Adjusted EBITDA was $30.9 million for the nine months ended September 30, 2006.

     Monotype Imaging reported a net loss per common share of $0.09 for the third quarter of 2007, after a $3.9 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock. This compares to a net loss per common share of $2.77 for the third quarter of 2006, after a $7.1 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock. For the nine months ended September 30, 2007, the company reported a net loss per common share of $2.79, after a $34.1 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock. This compares to a net loss per common share of $4.45 for the same period in 2006, after a $14.5 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock. All convertible redeemable preferred stock was converted to common and redeemable preferred stock, and the redeemable preferred stock was redeemed in connection with the company's initial public offering. All share and per share amounts reported have been retroactively adjusted to reflect a 4-for-1 stock split on July 5, 2007.

     Management comments

     "We reported strong financial results for the third quarter - one that was highlighted by the completion of our initial public offering," said Doug Shaw, president and chief executive officer. "Our revenue grew by $3.4 million, or 15 percent, compared to the third quarter of 2006, while our cost of revenue decreased by approximately $0.3 million, or 10 percent, due primarily to the elimination of royalties payable to Linotype.

     "We used proceeds from our initial public offering to strengthen our balance sheet. At September 30, 2007, our outstanding debt was $134.7 million compared to $195.6 million at June 30, 2007."

     Conference call details

     Monotype Imaging will host a conference call today, November 9, at 9:00 a.m. EST to discuss the company's third quarter financial results and business outlook. Individuals who are interested in listening to the audio webcast should log on to the "Investor Relations" portion of the "About Us" section of Monotype Imaging's Web site at www.monotypeimaging.com. The live call also can be accessed by dialing 888-482-0024 (domestic) or 617-801-9702 (international) (confirmation code: 54809794). If you are unable to listen to the live call, the audio webcast will be archived on the company's Web site until November 9, 2008.

     Non-GAAP financial measures

     This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. The reconciliation to net income for the three and nine months ended September 30, 2007 and 2006 are in the tables attached to this press release. Non-GAAP financial measures are used internally to manage business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company's current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company's financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

     Forward-looking statements

     This press release may contain forward-looking statements including those related to the growth of the company's OEM business and Creative Professional business, the execution of the company's growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company's actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the demand for the company's products or increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company's ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company's intellectual property. For additional disclosure regarding these and other risks faced by the company, see the disclosure contained in the company's public filings with the Securities and Exchange Commission, including the risk factors included in the company's Quarterly Report on Form 10-Q for the second quarter ended June 30, 2007. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company's Quarterly Report on Form 10-Q for the third quarter ended September 30, 2007. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

     About Monotype Imaging

     Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 9,000 typefaces from the Monotype(R), Linotype(R) and ITC(R) typeface libraries - home to some of the world's most widely used designs, including the Times New Roman(R), Helvetica(R) and ITC Franklin Gothic(TM) typefaces. Fonts are licensed to creative and business professionals through custom font designs, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world's major languages. Information about the company and its products can be found at www.monotypeimaging.com, www.fonts.com, www.linotype.com, www.monotypefonts.com, www.itcfonts.com, www.customfonts.com, www.fontwise.com, www.fonts.hk and www.faces.co.uk. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Mt. Prospect, Ill., Redwood City, Calif., Boulder, Colo., Japan and China.

     Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. which may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U. S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. All other trademarks are the property of their respective owners. (C) 2007 Monotype Imaging Inc. All rights reserved.


                    MONOTYPE IMAGING HOLDINGS INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
           (in thousands, except share and per share data)

                                            December 31, September 30,
                                                2006          2007
                                            ------------ -------------
Assets
Current assets:
    Cash and cash equivalents               $     8,540  $     13,414
    Accounts receivable, net                      4,841         5,260
    Deferred income taxes                           793           809
    Investment in interest rate cap                 882           265
    Prepaid expense and other current
     assets                                       1,306         2,090
                                            ------------ -------------

         Total current assets                    16,362        21,838
Property and equipment, net                       1,935         1,940
Goodwill                                        138,452       141,487
Intangible assets, net                          111,419       104,659
Investment in interest rate cap                      73             6
Prepaid royalties                                   400           297
Other assets                                      1,632           292
                                            ------------ -------------

         Total assets                       $   270,273  $    270,519
                                            ============ =============

Liabilities and Stockholders' (Deficit)
 Equity
Current liabilities:
    Accounts payable                        $     1,580  $      1,053
    Accrued expenses                             12,683        12,188
    Current portion of deferred
     compensation                                   869            --
    Accrued income taxes                          2,066           237
    Deferred revenue                              5,034         7,066
    Current portion of long-term debt            13,105        14,021
                                            ------------ -------------

         Total current liabilities               35,337        34,565

    Long-term debt, less current portion        189,793       120,718
    Deferred income taxes                        14,369        15,007
    Reserve for income taxes, net of
     current portion                                 --         1,195
    Other long-term liability                        --           312
    Accrued pension benefits                      3,184         3,540
    Convertible redeemable preferred stock,
     at redemption value, $0.01 par value;
     Authorized shares: 5,994,199 at
     December 31, 2006 and none at
     September 30, 2007; Issued and
     outstanding: 5,840,354 at December 31,
     2006 and none at September 30, 2007         40,170            --

Stockholders'(deficit) equity:
    Preferred stock, $0.001 par value,
     Authorized shares: none at December
     31, 2006 and 10,000,000 at September
     30, 2007; Issued and outstanding: none
     at December 31, 2006 and September 30,
     2007                                            --            --
    Common stock, $0.001 par value,
     Authorized shares: 40,000,000 at
     December 31, 2006 and 250,000,000 at
     September 30, 2007; Issued and
     outstanding: 3,764,088 at December 31,
     2006 and 34,154,697 at September 30,
     2007.                                            4            34
    Additional paid-in capital                      687       136,020
    Treasury stock, at cost, 40,836 shares
     at December 31, 2006 and 53,194 shares
     at September 30, 2007                          (41)          (41)
    Accumulated other comprehensive income          574         1,970
    Accumulated deficit                         (13,804)      (42,801)
                                            ------------ -------------

         Total stockholders' (deficit)
          equity                                (12,580)       95,182
                                            ------------ -------------

         Total liabilities and
          stockholders' (deficit) equity    $   270,273  $    270,519
                                            ============ =============


                    MONOTYPE IMAGING HOLDINGS INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
           (in thousands, except share and per share data)

                        Three Months Ended       Nine Months Ended
                          September 30,            September 30,
                     ------------------------ ------------------------
                        2006         2007        2006         2007
                     ----------- ------------ ----------- ------------
Revenue              $   22,786  $    26,172  $   60,756  $    77,638

Cost of revenue           2,327        1,999       6,552        6,969
Cost of revenue--
 amortization of
 acquired technology        829          844       2,179        2,532
Marketing and
 selling expenses         4,250        4,694      10,457       13,832
Research and
 development
 expenses                 3,802        6,079       9,727       13,975
General and
 administrative
 expenses                 2,067        3,836       5,673       11,291
Amortization of
 other intangible
 assets                   1,663        1,792       4,890        5,359
                     ----------- ------------ ----------- ------------

    Total costs and
     expenses            14,938       19,244      39,478       53,958

Income from
 operations               7,848        6,928      21,278       23,680

Other (income)
 expense:
Interest expense          6,411        3,981      14,471       14,653
Interest income             (30)         (56)       (112)        (122)
Loss on
 extinguishment of
 debt                        --        2,958          --        2,958
Other income, net          (699)        (956)     (2,009)      (1,194)
                     ----------- ------------ ----------- ------------

    Total other
     expense              5,682        5,927      12,350       16,295

Income before
 provision for
 income taxes             2,166        1,001       8,928        7,385

Provision (benefit)
 for income taxes         1,784         (523)      4,463        2,296
                     ----------- ------------ ----------- ------------

Net income           $      382  $     1,524  $    4,465  $     5,089
                     =========== ============ =========== ============

Net loss available
 to common
 stockholders        $   (6,745) $    (2,391) $  (10,050) $   (28,996)
                     =========== ============ =========== ============

Loss per common
 share:
    Basic and
     diluted         $    (2.77) $     (0.09) $    (4.45) $     (2.79)
Weighted average
 number of shares:
    Basic and
     diluted (1)      2,440,192   25,248,387   2,259,012   10,403,474


     (1) Adjusted to retroactively reflect the 4-for-1 stock split effected on July 5, 2007.


                    MONOTYPE IMAGING HOLDINGS INC.
                          OTHER INFORMATION
                     (Unaudited and in thousands)

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA

                                       Three Months     Nine Months
                                            Ended           Ended
                                       September 30,    September 30,
                                      ---------------- ---------------
                                       2006     2007    2006    2007
                                      ------- -------- ------- -------
Net income                            $   382 $ 1,524  $ 4,465 $ 5,089
Provision (benefit) for income taxes    1,784    (523)   4,463   2,296
Interest expense, net                   6,381   3,925   14,359  14,531
Depreciation and amortization           2,678   2,895    7,497   8,629
                                      ------- -------- ------- -------

EBITDA                                $11,225 $ 7,821  $30,784 $30,545
Share based compensation                   74   2,518       74   3,271
                                      ------- -------- ------- -------

Adjusted EBITDA                       $11,299 $10,339  $30,858 $33,816
                                      ======= ======== ======= =======


OTHER INFORMATION

Share based compensation is comprised of the following:

                                          Three Months   Nine Months
                                               Ended         Ended
                                          September 30,  September 30,
                                          -------------- -------------
                                           2006   2007    2006   2007
                                          ------ ------- ------ ------
Marketing and selling                     $   14 $   114 $   14 $  315
Research and development (1)                   5   2,158      5  2,307
General and administrative                    55     246     55    649
                                          ------ ------- ------ ------

  Total share based compensation          $   74 $ 2,518 $   74 $3,271
                                          ====== ======= ====== ======


     (1) In the three and nine months ended September 30, 2007, $2.1 million of share based compensation expense associated with China Type Design is included in research and development in the table above.


                    MONOTYPE IMAGING HOLDINGS INC.
                          MARKET INFORMATION
                     (Unaudited and in thousands)

The following table presents revenue for our two major markets:

                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2006    2007    2006    2007
                                       ------- ------- ------- -------
OEM                                    $17,369 $18,261 $47,788 $53,561
Creative Professional                    5,417   7,911  12,968  24,077
                                       ------- ------- ------- -------

    Total                              $22,786 $26,172 $60,756 $77,638
                                       ======= ======= ======= =======


     CONTACT: Sharon Merrill Associates
              David Calusdian, 617-542-5300
              Executive Vice President
              type@investorrelations.com